As filed with the Securities and Exchange Commission on September 4, 2012.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IMMUNOCELLULAR THERAPEUTICS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	93-1301885
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

21900 Burbank Boulevard

Woodland Hills, California 91367

(Address of principal executive offices)

2006 Equity Incentive Plan of ImmunoCellular Therapeutics, Ltd.

(Full title of the plan)

John S. Yu, M.D.

Interim Chief Executive Officer

ImmunoCellular Therapeutics, Ltd.

21900 Burbank Boulevard

Woodland Hills, California 91367

(Name and address of agent for service)

(818) 992-2907

(Telephone number, including area code, of agent for service)

Copy to:

Sanford J. Hillsberg

TroyGould PC

1801 Century Park East, Suite 1600

Los Angeles, California 90067

(310) 789-1238

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.0001 per share(2)	2,000,000 shares(2)	$2.56(2)	$5,120,000(2)	$586.76

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, this registration statement covers, in addition to the shares of common stock specified above, an indeterminate number of additional shares of common stock that may become issuable under the 2006 Equity Incentive Plan as a result of the anti-dilution adjustment provisions of the plan.
(2)	Represents shares reserved for issuance pursuant to future awards under the 2006 Equity Incentive Plan. The proposed maximum offering price per share and maximum aggregate offering price for these shares were estimated pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933 on the basis of the $2.56 average of the high and low trading prices of the registrant’s common stock as reported on the NYSE MKT on August 30, 2012.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed with the Securities and Exchange Commission (the “Commission”) by ImmunoCellular Therapeutics, Ltd., a Delaware corporation (the “Company”), pursuant to General Instruction E of Form S-8 for the purpose of registering an additional 2,000,000 shares of common stock, $0.0001 par value per share, that may be offered and sold under the Company’s 2006 Equity Incentive Plan, as amended (the “Plan”). On November 9, 2007, June 26, 2008, November 7, 2008 and January 11, 2011 the Company filed with the Commission Registration Statements on Form S-8 (Commission File No. 333-147278, 333-151968, 333-155199 and 333-171652, respectively) relating to the registration of 1,489,938 shares, 750,000 shares, 1,150,000 and 2,600,000 shares, respectively, of common stock under the Plan (the “Registration Statements”).

The contents of the Registration Statements hereby are incorporated by reference into this Registration Statement and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents previously filed by the Company with the Commission under the Securities Exchange Act of 1934 are incorporated by reference into this registration statement (other than any portions of such documents that, in accordance with Commission rules, are deemed to be “furnished” rather than “filed” with the Commission):

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed on March 21, 2012;

•	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 filed on May 11, 2012;

•	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 filed on August 14, 2012;

•

The Company’s Current Reports on Form 8-K filed on January 10, 2012, January 23, 2012, February 8, 2012, February 21, 2012, February 29, 2012, March 16, 2012, March 22, 2012, May 25, 2012, August 13, 2012, and August 20, 2012, respectively.

•

The description of the Company’s common stock contained in its Registration Statement on Form 8-A filed on May 25, 2012, and any amendment or report subsequently filed for the purpose of updating such description.

In addition, each document that the Company files with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all shares of common stock registered hereunder have been sold or that deregisters all such shares of common stock then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be part thereof from the date of the filing of such document (other than any portions of such document that, in accordance with Commission rules, are deemed to be “furnished” rather than “filed” with the Commission).

Item 5.	Interests of Named Experts and Counsel

TroyGould PC, Los Angeles, California, has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus. TroyGould PC owns 57,593 shares of our common stock. Certain members, employees and of counsel of that firm beneficially own in the aggregate 795,355 shares or options or warrants to acquire shares of our common stock. The beneficial ownership of our shares described above includes all options that may be exercised within 60 days from the date of this prospectus.

Item 8.	Exhibits

The following exhibits are filed with this registration statement or are incorporated by reference as a part of this registration statement:

Exhibit No.	Exhibit Description

4.1	Certificate of Incorporation, as amended and restated to date, of ImmunoCellular Therapeutics, Ltd. (previously filed by the Company on November 3, 2006, May 9, 2007 and November 14, 2011, respectively, as exhibits to its Current Reports on Form 8-K and Form 10-Q for the quarter ended September 30, 2011 and incorporated herein by reference).

4.2	Bylaws, as amended and restated to date, of ImmunoCellular Therapeutics, Ltd. (previously filed by the Company on May 25, 2012 as an exhibit to its Current Report on Form 8-K and incorporated herein by reference).

4.3	Amended and Restated 2006 Equity Incentive Plan of ImmunoCellular Therapeutics, Ltd. (previously filed by the Company on November 14, 2011 on Form 10-Q for the quarter ended September 30, 2011 and incorporated herein by reference).

4.4	Form of Non-Qualified Stock Option Agreement for the 2006 Equity Incentive Plan of ImmunoCellular Therapeutics, Ltd. (previously filed by the Company on November 9, 2007 as an exhibit to its Registration Statement on Form S-8, File No. 333-147278 and incorporated herein by reference).

4.5	Form of Incentive Stock Option Agreement for the 2006 Equity Incentive Plan of ImmunoCellular Therapeutics, Ltd. (previously filed by the Company on November 9, 2007 as an exhibit to its Registration Statement on Form S-8, File No. 333-147278 and incorporated herein by reference).

5.1	Opinion of TroyGould PC (included with this registration statement).

23.1	Consent of Marcum LLP (included with this registration statement).

23.2	Consent of TroyGould PC (included in the opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this registration statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on September 4, 2012.

IMMUNOCELLULAR THERAPEUTICS, LTD.

By	/s/ John S. Yu
John S. Yu, M.D.
Interim Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints John S. Yu, M.D. as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her in any and all capacities, to sign this registration statement on Form S-8 and any amendments hereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he or she might do or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John S. Yu John S. Yu, M.D.	Interim Chief Executive Officer and Director (principal executive officer)	September 4, 2012

/s/ David Fractor David Fractor	Chief Financial Officer (principal financial and accounting officer)	September 4, 2012

/s/ Richard Chin Richard Chin, M.D.	Director	September 4, 2012

/s/ Richard A. Cowell Richard A. Cowell	Director	September 4, 2012

/s/ Helen S. Kim Helen S. Kim	Director	September 4, 2012

/s/ Rahul Singhvi Rahul Singhvi, Sc.D.	Director	September 4, 2012

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1	Certificate of Incorporation, as amended and restated to date, of ImmunoCellular Therapeutics, Ltd. (previously filed by the Company on November 3, 2006, May 9, 2007 and November 14, 2011, respectively, as exhibits to its Current Reports on Form 8-K and Form 10-Q for the quarter ended September 30, 2011 and incorporated herein by reference).

4.2	Bylaws, as amended and restated to date, of ImmunoCellular Therapeutics, Ltd. (previously filed by the Company on May 25, 2012 as an exhibit to its Current Report on Form 8-K and incorporated herein by reference).

4.3	Amended and Restated 2006 Equity Incentive Plan of ImmunoCellular Therapeutics, Ltd. (previously filed by the Company on November 14, 2011 on Form 10-Q for the quarter ended September 30, 2011 and incorporated herein by reference).

4.4	Form of Non-Qualified Stock Option Agreement for the 2006 Equity Incentive Plan of ImmunoCellular Therapeutics, Ltd. (previously filed by the Company on November 9, 2007 as an exhibit to its Registration Statement on Form S-8, File No. 333-147278 and incorporated herein by reference).

4.5	Form of Incentive Stock Option Agreement for the 2006 Equity Incentive Plan of ImmunoCellular Therapeutics, Ltd. (previously filed by the Company on November 9, 2007 as an exhibit to its Registration Statement on Form S-8, File No. 333-147278 and incorporated herein by reference).

5.1	Opinion of TroyGould PC (included with this registration statement).

23.1	Consent of Marcum LLP (included with this registration statement).

23.2	Consent of TroyGould PC (included in the opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this registration statement).